EX. —12(b)(i)
CERTIFICATION
I, Richard M. Goldman, President of Security Income Fund (the “Registrant”) certify that:
1.	The Form N-CSR/A of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.
Dated: May 20, 2011

/s/ RICHARD M. GOLDMAN
Richard M. Goldman, President

EX. —12(b)(i)
CERTIFICATION
I, Nick Bonos, Treasurer of Security Income Fund (the “Registrant”) certify that:
1.	The Form N-CSR/A of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.
Dated: May 20, 2011

/s/ NICK BONOS
Nick Bonos, Vice President and Treasurer